FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS
SECOND QUARTER 2016 FINANCIAL RESULTS

Highlights:

•	Second quarter 2016 revenues of $269.8 million

•	Client assets of approximately $128 billion at June 30, 2016

•	Second quarter 2016 recurring revenue was 75% in independent brokerage and advisory services business

•	Shareholders’ equity of $350 million at June 30, 2016

MIAMI, FL, August 5, 2016 -- Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the three and six months ended June 30, 2016.
Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg’s Independent Brokerage and Advisory Services Business (IBD) continued to perform well during the second quarter, growing advisory assets under management despite challenges that impacted revenues across the sector.  We were also pleased to improve margins in our IBD business through continued focus on expense reduction and harvesting synergies. The firm is preparing for the implementation of the upcoming Department of Labor fiduciary rule and will continue our track record of providing industry-leading support to our network of 4,000 independent financial advisors.”
Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Ladenburg’s investment banking results were impacted by lower market activity, especially with respect to equity capital raising by small and mid-cap companies.  Despite challenging market conditions, our investment banking franchise is well suited to continue helping our clients achieve their strategic and financial objectives.  As we look ahead, we remain focused on managing both sides of our business efficiently to capitalize on the best opportunities to generate long-term value for our shareholders.”

For the Three and Six Months Ended June 30, 2016
Second quarter 2016 revenues were $269.8 million, a 9% decline from revenues of $296.7 million in the second quarter of 2015. Commissions revenue for the three months ended June 30, 2016 decreased by 11% to $127.4 million from $143.3 million for the comparable 2015 period, mainly a result of an industry-wide decline in sales of alternative investment, mutual fund and variable annuity products resulting from volatile markets, investor uncertainty in the low interest rate environment and the impact of the pending Department of Labor's fiduciary rule.
Net loss attributable to the Company for the second quarter of 2016 was $17.8 million, as compared to net loss attributable to the Company of $2.5 million in the second quarter of 2015. Net loss available to common shareholders, after payment of preferred dividends, was $25.2 million or ($0.14) per basic and diluted common share for the second quarter of 2016, as compared to net loss available to common shareholders of $9.6 million or ($0.05) per basic and diluted common share in the comparable 2015 period. The second quarter 2016 results included $16.2 million of non-cash income tax expense, primarily related to an increase in the valuation allowance against our deferred tax assets, $8.6 million of non-cash charges for depreciation, amortization and compensation, $1.5 million of amortization of retention and forgivable loans and $1.2 million of interest expense. The second quarter 2015 results included approximately $9.1 million of non-cash charges for depreciation, amortization and compensation, $2.9 million of amortization of retention and forgivable loans, $1.3 million of interest expense and $0.4 million of income tax benefit.
For the six months ended June 30, 2016, the Company had revenues of $535.6 million, a 7% decline from revenues of $575.6 million for the comparable 2015 period. Net loss attributable to the Company for the six months ended June 30, 2016 was $15.4 million, as compared to net loss attributable to the Company of $6.0 million in the comparable 2015 period. Net loss available to common shareholders, after payment of preferred dividends, was $30.1 million or ($0.17) per basic and diluted common share for the six months ended June 30, 2016, as compared to net loss available to common shareholders, after payment of preferred dividends, of $19.5 million or ($0.11) per basic and diluted common share in the comparable 2015 period. The results for the six months ended June 30, 2016 included approximately $16.8 million of non-cash charges for depreciation, amortization and compensation, $7.5 million of non-cash income tax expense, primarily related to the increase in the valuation allowance against our deferred tax assets, $3.0 million of amortization of retention and forgivable loans and $2.4 million of interest expense. The comparable 2015 results included approximately $19.0 million of non-cash charges for depreciation, amortization and compensation, $5.6 million of amortization of retention and forgivable loans, $2.7 million of interest expense, $0.3 million of loss on early extinguishment of debt and $2.1 million of income tax benefit.

Recurring Revenues
For the three and six months ended June 30, 2016, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 75% and 76%, respectively, of revenues from the Company’s independent brokerage and advisory services business.
EBITDA, as adjusted
EBITDA, as adjusted, for the second quarter of 2016 was $10.5 million, an 11% decrease from $11.8 million in the comparable 2015 period. EBITDA, as adjusted, for the six months ended June 30, 2016 was $15.5 million, a decrease of 30% from $22.3 million for the prior-year period. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net loss attributable to the Company as reported (see “Non-GAAP Financial Measures” below). The decline in EBITDA, as adjusted, for the second quarter of 2016 and the six months ended June 30, 2016 was primarily attributable to decreases of $3.7 million and $7.9 million, respectively, in EBITDA, as adjusted, in our Ladenburg segment as a result of lower investment banking revenues.
Client Assets
At June 30, 2016, total client assets under administration were approximately $128 billion, equal to the approximately $128 billion at June 30, 2015. At June 30, 2016, client assets included cash balances of approximately $4.4 billion.
Stock Repurchases
During the quarter ended June 30, 2016, Ladenburg repurchased 1,572,519 shares of its common stock at a cost of approximately $4.1 million, representing an average price per share of $2.58. During the period from January 1, 2016 through June 30, 2016, Ladenburg repurchased 3,095,911 shares of its common stock at a cost of approximately $7.7 million, representing an average price per share of $2.49. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 22,865,478 shares of its common stock at a total cost of approximately $47.4 million, including purchases of 7,500,000 shares outside its stock repurchase program. Ladenburg has the authority to repurchase an additional 2,134,522 shares under its current repurchase plan.
Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention and forgivable loans, change in fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, non-cash compensation expense, financial advisor recruiting expense and other expense, which includes loss on write-off of receivable from subtenant, excise and franchise tax expense, severance costs and compensation expense that may be paid in stock, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans and financial advisor recruiting expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, (loss) income before income taxes, net (loss) income and cash flows (used in) provided by operating activities.
About Ladenburg
Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc., as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:    Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of our independent brokerage and advisory business, growth of our investment banking business and future levels of recurring revenue. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the Department of Labor’s rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plan, plan sponsors, plan participants and the holders of individual retirement or health savings accounts, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and quarterly report on Form 10-Q for the quarter ended March 31, 2016 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2016	2015	Change	2016	2015	Change
Revenues:
Commissions	$127,442	$143,326	(11.1)%	$255,352	$282,745	(9.7)%
Advisory fees	111,951	119,403	(6.2)%	222,876	229,934	(3.1)%
Investment banking	6,519	11,207	(41.8)%	11,021	17,814	(38.1)%
Principal transactions	380	583	(34.8)%	513	1,007	(49.1)%
Interest and dividends	2,670	800	233.8%	4,399	1,347	226.6%
Service fees and other income	20,813	21,429	(2.9)%	41,410	42,724	(3.1)%
Total revenues	269,775	296,748	(9.1)%	535,571	575,571	(6.9)%
Expenses:
Commissions and fees	198,798	221,413	(10.2)%	398,539	432,375	(7.8)%
Compensation and benefits	36,060	37,393	(3.6)%	72,887	71,799	1.5%
Non-cash compensation	1,341	2,424	(44.7)%	2,696	5,684	(52.6)%
Brokerage, communication and clearance fees	2,943	5,111	(42.4)%	7,973	10,536	(24.3)%
Rent and occupancy, net of sublease revenue	2,237	2,822	(20.7)%	4,687	4,962	(5.5)%
Professional services	3,637	3,735	(2.6)%	7,063	6,844	3.2%
Interest	1,172	1,275	(8.1)%	2,379	2,715	(12.4)%
Depreciation and amortization	7,241	6,692	8.2%	14,116	13,282	6.3%
Acquisition-related expense	—	10	(100.0)%	—	118	(100.0)%
Loss on extinguishment of debt	—	—	N/A	—	252	N/A
Amortization of retention and forgivable loans	1,544	2,910	(46.9)%	2,978	5,608	(46.9)%
Other	16,329	15,796	3.4%	30,108	29,552	1.9%
Total expenses	271,302	299,581	(9.4)%	543,426	583,727	(6.9)%
Loss before item shown below	(1,527)	(2,833)	46.1%	(7,855)	(8,156)	3.7%
Change in fair value of contingent consideration	(49)	—	N/A	(106)	31	(441.9)%
Loss before income taxes	(1,576)	(2,833)	44.4%	(7,961)	(8,125)	2.0%
Income tax expense (benefit)	16,225	(356)	4,657.6%	7,456	(2,076)	459.2%
Net loss	(17,801)	(2,477)	(618.7)%	(15,417)	(6,049)	(154.9)%
Less: Net loss attributable to noncontrolling interest	(14)	(8)	(75.0)%	(32)	(28)	(14.3)%
Net loss attributable to the Company	(17,787)	(2,469)	(620.4)%	(15,385)	(6,021)	(155.5)%
Dividends declared on preferred stock	(7,389)	(7,152)	(3.3)%	(14,734)	(13,484)	(9.3)%
Net loss available to common shareholders	$(25,176)	$(9,621)	(161.7)%	$(30,119)	$(19,505)	(54.4)%

Net loss per common share available to common shareholders (basic)	$(0.14)	$(0.05)	(180.0)%	$(0.17)	$(0.11)	(54.5)%
Net loss per common share available to common shareholders (diluted)	$(0.14)	$(0.05)	(180.0)%	$(0.17)	$(0.11)	(54.5)%

Weighted average common shares used in computation of per share data:
Basic	180,674,937	184,743,052	(2.2)%	181,019,191	184,870,096	(2.1)%
Diluted	180,674,937	184,743,052	(2.2)%	181,019,191	184,870,096	(2.1)%

TABLE 2
LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss attributable to the Company as reported.

	Three months ended			Six months ended
	June 30,			June 30,
(Unaudited; dollars in thousands)	2016	2015	% Change	2016	2015	% Change
Total revenues	$269,775	$296,748	(9)%	$535,571	$575,571	(7)%
Total expenses	271,302	299,581	(9)%	543,426	583,727	(7)%
Loss before income taxes	(1,576)	(2,833)	44%	(7,961)	(8,125)	2%
Net loss attributable to the Company	(17,787)	(2,469)	(620)%	(15,385)	(6,021)	(156)%

Reconciliation of EBITDA, as adjusted, to net loss attributable to the Company:

EBITDA, as adjusted	$10,487	$11,828	(11)%	$15,524	$22,318	(30)%
Add:
Interest income	161	49	229%	295	109	171%
Change in fair value of contingent consideration	(49)	—	N/A	(106)	31	(442)%
Less:
Loss on extinguishment of debt	—	—	N/A	—	(252)	100%
Interest expense	(1,172)	(1,275)	8%	(2,379)	(2,715)	12%
Income tax (expense) benefit	(16,225)	356	(4,658)%	(7,456)	2,076	(459)%
Depreciation and amortization	(7,241)	(6,692)	(8)%	(14,116)	(13,282)	(6)%
Non-cash compensation expense	(1,341)	(2,424)	45%	(2,696)	(5,684)	53%
Acquisition-related expense	—	(10)	100%	—	(118)	100%
Amortization of retention and forgivable loans	(1,544)	(2,910)	47%	(2,978)	(5,608)	47%
Financial advisor recruiting expense	(363)	(386)	6%	(684)	(906)	25%
Other (1)	(500)	(1,005)	50%	(789)	(1,990)	60%
Net loss attributable to the Company	$(17,787)	$(2,469)	(620)%	$(15,385)	$(6,021)	(156)%

(1)
Includes loss on severance costs of $233 for the three and six months ended June 30, 2016 and excise and franchise tax expense of $99 and $234 for the three and six months ended June 30, 2016, respectively. Includes loss on write-off of receivable from subtenant of $855 for the six months ended June 30, 2015, rent expense due to default of subtenant of $468 for the three and six months ended June 30, 2015 and excise and franchise tax expense of $401 for the three and six months ended June 30, 2015, respectively.